Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cosi, Inc.
Boston, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-186850) of Cosi, Inc. of our report dated March 24, 2016, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP Boston, Massachusetts

March 24, 2016